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                       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT


                          PURSUANT TO SECTION 13 OR 15(d)
                       OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)     February 24, 1998
                                                 -----------------------------


                                 FOODMAKER, INC.
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             (Exact name of registrant as specified in its charter)


    DELAWARE                      1-9390                  95-2698708
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(State of Incorporation)          (Commission             (IRS Employer
                                   File Number)            Identification No.)


9330 BALBOA AVENUE, SAN DIEGO, CALIFORNIA                 92123
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(Address of principal executive offices)                  (Zip code)


Registrant's telephone number, including area code     (619) 571-2121
                                                   ---------------------------
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ITEM 5.  OTHER EVENTS

February 24, 1998

FOR IMMEDIATE RELEASE:
----------------------
Contact:     Karen Bachmann, 619/571-2182
             Vice President, Corporate Communications
             Shirley Gines, 619/571-2674
             Director, Corporate Communications


                        FOODMAKER, INC. RECEIVES $58.5 MILLION
                         IN HAMBURGER PATTY CASES SETTLEMENT

     SAN DIEGO - Foodmaker, Inc., operator and franchiser of JACK IN THE BOX restaurants, today announced that it has received $58.5 million in settlement of all legal claims in the "Hamburger Patty Cases" stemming from a 1993 foodborne-illness outbreak in the Pacfic Northwest.

     Of the total settlement amount, Foodmaker is expected to realize a net of slightly over $30 million after taxes and litigation costs.

     The other parties to the litigation included Beef Packers, Inc., Cattleman's Choice, Fresno Meat Company, Monfort, Inc., Orleans International, Inc., RBR Meat Company, Service Packing Company, The Vons Companies, Inc., and Westland, Inc., among others.

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                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           By:  DARWIN J. WEEKS
                                ----------------------
                                Darwin J. Weeks
                                Vice President, Controller
                                and Chief Accounting Officer

                                Date:  February 24, 1998